UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 9, 2010

INCOMING, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-152012
(State or other jurisdiction of incorporation)	(Commission File No.)

244 5th Avenue, Ste V235
New York, NY 10001
(Address of principal executive offices and Zip Code)

(917) 210-1074
(Registrant’s telephone number, including area code)

(Former name or former adress, if changed since last report)

Copy of Communication to:
Befumo & Schaeffer, PLLC
2020 Pennsylvania Ave., NW # 840
Washington, DC 20006

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01	Entry into a Material Definitive Agreement

Item 9.01	Financial Statements and Exhibits

Item 1.01	Entry into a Material Definitive Agreement.

On February 9, 2010 Incoming, Inc.  (the “Registrant”) entered into an Exchange Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, with North American Bio-Energies, a limited liability company organized and existing under the laws of North Carolina, (“NABE”), and the members of NABE,  whereby the Registrant shall acquire an undivided 100% interest in NABE in exchange for a total of Two Million Nine Hundred Seventy Thousand (2,970,000) newly issued shares of Registrant’s common stock, par value $0.001 per share.

The closing of the transactions anticipated by the Exchange Agreement shall be on or before February 28, 2010 (the “Closing Date”); However, in the event that required audits of the NABE financial statements have not been completed on or before the Closing Date, the Registrant may, in its sole discretion, extend the Closing Date to such time as audited financial statements become available, or terminate the Exchange Agreement.
Item 9.01	Financial Statements and Exhibits

EX-10.1	Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2010	INCOMING, INC.

/s/ Ephren W. Taylor II /s/
Ephren W. Taylor II
President